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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated February 20, 1995 incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Oakland, California
October 30, 1995